Exhibit 99.2


                  Certification of the Vice President - Finance

Pursuant to 18 U.S.C. ss.1350, I, the undersigned Vice President - Finance of Northland Cranberries, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended August 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Nigel Cooper
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Nigel Cooper
November 26, 2002